Exhibit 10.1

FIRST AMENDMENT TO BACKSTOP SECURITY SUPPORT AGREEMENT

This First Amendment to Backstop Security Support Agreement (“Amendment”) is made and entered into on April 27, 2017, by and between Anthony Tang, an individual investor (the “Investor”), and Ener-Core, Inc., a corporation incorporated under the laws of Delaware (“Ener-Core”), and amends that certain Backstop Security Support Agreement by and between Investor and Ener-Core dated November 2, 2015 (the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, on April 11, 2017, Ener-Core executed a First Amendment to that certain Commercial and Manufacturing License Agreement dated June 29, 2016 (as amended, the “CMLA”), with D-R, making the CMLA effective as of January 1, 2017, in replacement of the CLA;

WHEREAS, the CMLA reduces the required backstop security in favor of D-R from $2.1 million to $500,000 and extends the term thereof; and

WHEREAS, in relation to such changes under the CMLA, Ener-Core and Investor wish to reduce the financial obligation covered by the Letter of Credit and formally amend the terms of the Agreement to reflect a reduction in the security obligation underlying the required Letter of Credit, amend the terms of the Warrant and seek a consent pursuant to the Intercreditor Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.      Reduction in Letter of Credit and Related Obligations. Investor agrees to take prompt action to instruct EW to reduce the commitment under the Letter of Credit to $500,000, to be effective no later than April 19, 2017, and to extend the expiration date of the Letter of Credit to March 31, 2018. Investor and Ener-Core agree that this reduction may not be revoked and that Investor shall not have any obligation to increase such commitment above $500,000. Investor acknowledges that the payment obligations of Ener-Core secured by the security interest granted by the Agreement and governed by the Security Agreement shall likewise be reduced.

2.      Amendment to Term. Section 2(c) of the Agreement is hereby deleted in its entirety and replaced as follows:

“(c) March 31, 2018.”

3.      Amendment of Fees. Section 3(d) of the Agreement is hereby deleted in its entirety and replaced as follows:

“(d) if after the initial twelve months the Term has not ended, then (i) for each calendar month (or part thereof if applicable in the case where the Term ends pursuant to Section 2) commencing with the month immediately following the initial twelve months and continuing through April 18, 2017 (unless the Term ends earlier as provided in Section 2), a monthly fee equal to 2% of the amount of the Letter of Credit, and (ii) after April 18, 2017 (unless the Term ends earlier as provided in Section 2), through the end of the Term as provided in Section 2, a monthly fee equal to 1% of the amount of the Letter of Credit (as reduced after such date), which monthly fee in each case will be due and payable at the end of each such calendar month;”

4.      Amendment and Restatement of Warrant. Concurrent with execution of and pursuant to this Amendment, Ener-Core and Investor shall amend and restate the terms of the Warrant to change the exercise price per share of common stock of Ener-Core, par value $0.0001 per share (the “Common Stock”), to $3.00 and include a beneficial ownership blocker provision at 4.99%, in the form attached hereto as Exhibit A.

5.      Additional Warrant. Concurrent with execution of and pursuant to this Amendment, Ener-Core shall issue to Investor an additional warrant to purchase 41,000 shares of Common Stock with a five-year term at $3.00 per share, which shall include a beneficial ownership blocker provision at 4.99%, in the form attached hereto as Exhibit B (the “Additional Warrant”).

6.      Effect of this Amendment. This Amendment shall form a part of the Agreement for all purposes. From and after such effectiveness, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby. Except as specifically amended as set forth herein, each term and condition of the Agreement shall continue in full force and effect.

7.      Entire Agreement. This Amendment, together with the Agreement, the Security Agreement and the Intercreditor Agreement, including any further amendments, consents or waivers related thereto, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

8.      Governing Law. This Amendment shall be governed by the internal laws of the State of California.

9.      Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this document to be executed and delivered by their respective authorized representatives as of the date indicated above.

Ener-Core, Inc.	Anthony Tang

By:	Anthony Tang
Its:

Signature Page to First Amendment to Backstop Security Support Agreement

EXHIBIT A

FORM OF AMENDED AND RESTATED WARRANT

[Omitted]

Exhibit A

EXHIBIT B

FORM OF ADDITIONAL WARRANT

[Omitted]

Exhibit B